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Exhibit 99.25

			SCENARIO		1	2	2

		Speed		Pricing	100% pricing	100% pricing	100% pricing
		Rates			Forward	Forward +100	Forward +200
		Triggers			Fail	Fail	Fail
		Cleanup Call			To Maturity	To Maturity	To Maturity
		Default P&I Advance			100% Advance	100% Advance	100% Advance
		Default Severity			40%	40%	40%
		Default Recovery Lag		Months	12 months	12 months	12 months
		Default Balance			Current Balance	Current Balance	Current Balance
		CPR = CDR + CRR CPR = CRR		Capped at prepay PSA standard	CPR = CRR	CPR = CRR	CPR = CRR

		Initial
	Ratings	Bond	Sub-
Class	Fitch / Moody's / S&P / DBRS	Size	ordination

A	AAA / Aaa / AAA / AAA	78.10	21.90	CDR
				CummLosses
M1	AA+ / Aa1 / AA+ / AA(h)	3.20	18.70	CDR
				CummLosses
M2	AA+ / Aa2 / AA+ / AA(h)	3.20	15.50	CDR
				CummLosses
M3	AA+ / Aa3 / AA / AA	2.25	13.25	CDR	21.713	21.211	20.656
				CummLosses	17.00%	16.73%	16.43%
M4	AA / A1 / AA / AA(l)	1.70	11.55	CDR
				CummLosses
M5	AA- / A2 / AA- / A(h)	1.65	9.90	CDR
				CummLosses
M6	A+ / A3 / A+ / A(h)	1.40	8.50	CDR
				CummLosses
B1	A / Baa1 / A / A	1.60	6.90	CDR
				CummLosses
B2	A- / Baa2 / A- / A(l)	1.15	5.75	CDR
				CummLosses
B3	BBB+ / Baa3 / BBB+ / BBB (h)	1.15	4.60	CDR
				CummLosses
B4	BBB / Ba1 / BBB / BBB	1.45	3.15	CDR
				CummLosses
B5	BBB- / Ba2 / BBB- / BBB (l)	1.05	2.10	CDR
				CummLosses
OC		2.10	-